UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2021

ARKO Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39828	85-2784337
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8565 Magellan Parkway
Suite 400
Richmond, Virginia	23227-1150
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 730-1568

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ARKO	The NASDAQ Stock Market LLC
Warrants, each warrant exercisable for one share of Common Stock at an exercise price of $11.50	ARKOW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Note Purchase Agreement

On October 14, 2021, ARKO Corp., a Delaware corporation (the “Company”), entered into a note purchase agreement (the “Purchase Agreement”) together with certain of the Company’s wholly domestic owned subsidiaries (the “Guarantors”), and BofA Securities, Inc., as representative of the several initial purchasers named therein (the “Initial Purchasers”). Pursuant to the Purchase Agreement, the Company has agreed to sell, and the Initial Purchasers have agreed to purchase, upon the terms and subject to the conditions contained in the Purchase Agreement, $450.0 million aggregate principal amount of 5.125% Senior Notes due 2029 (the “Notes”). The issuance and sale of the Notes is expected to close on October 21, 2021 (the “Closing Date”), subject to customary closing conditions. Upon consummation of the closing of the Notes, the Notes would be guaranteed, on an unsecured senior basis, by all of the Guarantors.

On the Closing Date, the Company intends to use the net proceeds from the issuance and sale of the Notes to repay in full the approximately $223 million of outstanding indebtedness under the Ares Credit Agreement (as defined in Item 1.02 of this Current Report on Form 8-K) with Ares Capital Corporation, repay certain other indebtedness under its other senior secured credit facilities and for general corporate purposes.

The Purchase Agreement contains customary representations, warranties and agreements of the parties thereto. In addition, the Company and the Guarantors have agreed to indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from registration requirements. This Current Report on Form 8-K does not constitute an offer to sell, or the solicitation of an offer to buy, any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Amendments to Existing Credit Agreements

PNC Credit Agreement

On October 14, 2021, the Company’s wholly owned subsidiary, GPM Investments, LLC, a Delaware limited liability company (“GPM”) entered into a fifth amendment (the “Fifth Amendment”) to its revolving credit agreement, dated February 28, 2020, by and among GPM, and certain of its subsidiaries as borrowers and guarantors, the lenders from time to time party thereto and PNC Bank, National Association (“PNC”), as lender and as agent (as amended, the “PNC Credit Agreement”). In accordance with its terms, the Fifth Amendment will become effective substantially concurrently with, and is conditioned upon, among other things, the issuance and sale of the Notes and the repayment in full of the Company’s obligations under the Ares Credit Agreement.

Upon effectiveness, the Fifth Amendment will amend the PNC Credit Agreement to (i) permit the Company to issue the Notes and GPM and certain of the other Guarantors to guarantee the Notes, (ii) modify certain of the covenants, including the indebtedness covenant, investment covenant, restricted payments covenant and payment of junior indebtedness covenant, in connection with permitting the Notes and the transactions contemplated by the Purchase Agreement, (iii) remove references to the Ares Credit Agreement and (iv) limit the collateral granted as security under the PNC Credit Agreement to a first priority lien on only receivables, inventory and deposit accounts.

The Company did not incur additional debt or receive any proceeds in connection with the Fifth Amendment.

M&T Credit Agreement

On October 14, 2021, GPM entered into an amendment to each of (i) the Second Amended, Restated and Consolidated Credit Agreement, dated as June 24, 2021 (the “M&T Credit Agreement”), by and among GPM, certain of its subsidiaries as co-borrowers and M&T Bank (such amendment, the “M&T Credit Agreement Amendment”) and (ii) the Second Amended and Restated Master Covenant Agreement, dated as of June 24, 2021 (the “M&T Covenant Agreement”), by and between GPM and M&T Bank (the “M&T Master Covenant Agreement Amendment” and together with the M&T Credit Agreement Amendment, the “M&T Amendments”). In accordance with their respective terms, the M&T Amendments will become effective substantially concurrently with and are conditioned upon, among other things, the issuance and sale of the Notes, the effectiveness of the Fifth Amendment and the repayment in full of the Company’s obligations under the Ares Credit Agreement.

Upon effectiveness, the M&T Amendments will amend the M&T Credit Agreement and M&T Covenant Agreement to (i) permit the Company to issue the Notes and GPM and certain of the other Guarantors to guarantee the Notes, (ii) modify and introduce certain definitions in connection with permitting the Notes and the transactions contemplated by the Purchase Agreement and (iii) remove references to the Ares Credit Agreement.

The Company did not incur additional debt or receive any proceeds in connection with the M&T Amendments.

The foregoing description of the Purchase Agreement, the Fifth Amendment and the M&T Amendments is only a summary and is qualified in its entirety by reference to the full text of the Purchase Agreement, the Fifth Amendment, the M&T Credit Agreement Amendment and the M&T Master Covenant Agreement Amendment, which are filed as Exhibit 1.1, Exhibit 10.1 Exhibit 10.2 and Exhibit 10.3 to this Current Report on Form 8-K and incorporated by reference in this Item 1.01.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the issuance and sale of Notes as described in Item 1.01 of this Current Report on Form 8-K, on the Closing Date, the Company will repay in full all obligations under and terminate that certain credit agreement, entered into on February 28, 2020, with GPM, as the borrower, Ares Capital Corporation (“Ares”) as administrative agent, certain of GPM’s subsidiaries party thereto, and certain other lenders affiliates with Ares party thereto (the “Ares Credit Agreement”).

A description of the material terms of the Ares Credit Agreement is contained under the heading “Credit Facilities—Ares Credit Agreement” contained in Part I Item 7 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the Securities and Exchange Commission on March 25, 2021, which description is incorporated by reference in this Item 1.02 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

1.1	Purchase Agreement, dated October 14, 2021.

10.1	Fifth Amendment to Third Amended, Restated and Consolidated Revolving Credit and Security Agreement, dated October 6, 2020, by and among GPM Investments, LLC and certain of its subsidiaries as other borrowers and guarantors thereto, the lenders party thereto and PNC Bank, National Association.

10.2	Amendment to Second Amended, Restated and Consolidated Credit Agreement, dated June 24, 2021, by and among GPM Investments, LLC, and the other borrowers party thereto and M&T Bank.

10.3	Amendment to Second Amended and Restated Master Covenant Agreement, dated June 24, 2021, by and between GPM Investments, LLC and M&T Bank.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 18, 2021	By:	/s/ Arie Kotler
	Name:	Arie Kotler
	Title:	Chairman, President and Chief Executive Officer